UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2025

PROFIRE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36378	20-0019425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West Suite 1 Lindon, UT	84042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 796-5127

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001	PFIE	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed by Profire Energy, Inc., a Delaware corporation (the “Company” or “we”), with the Securities and Exchange Commission (the “SEC”) on October 29, 2024, the Company entered into an Agreement and Plan of Merger, dated October 28, 2024 (the “Merger Agreement”), with CECO Environmental Corp., a Delaware corporation (“Parent”), and Combustion Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Purchaser”). The Merger Agreement provides for the acquisition of the Company by Parent in a two-step, all cash transaction, consisting of a tender offer by Purchaser, followed by a subsequent merger of Purchaser with and into the Company (the “Merger”), with the Company continuing as the surviving corporation.

Item 1.02	Termination of a Material Definitive Agreement

Effective as of consummation of the Merger, the Company terminated the Company’s 2014 Equity Incentive Plan and 2023 Executive Incentive Plan.

Item 2.01 Completion of Acquisition or Disposition of Assets

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions provided for therein, and pursuant to the Offer to Purchase, dated December 3, 2024, as amended or supplemented from time to time, of Parent and Purchaser and the related Letter of Transmittal and Notice of Guaranteed Delivery (collectively, the “Offer”), on December 3, 2024, Purchaser commenced the Offer for all of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Shares”), other than any Cancelled Shares (as defined below), at a purchase price of $2.55 per Share (the “Offer Price”), net to the seller thereof in cash, without interest, and subject to any required withholding tax.

The Offer expired at one minute after 11:59 p.m. Eastern Time on December 31, 2024 (the “Expiration Time”) and was not extended. According to Colonial Stock Transfer Company, Inc., the depositary and paying agent for the Offer, as of the Expiration Time, 39,688,706 Shares were validly tendered and not validly withdrawn pursuant to the Offer, and 337,815 commitments to tender under the guaranteed delivery procedures described in the Offer were received, representing in the aggregate approximately 86.31% of the outstanding Shares. The number of Shares validly tendered and not validly withdrawn satisfied the condition to the Offer that there be a number of Shares validly tendered and not validly withdrawn that, considered together with all other Shares (if any) beneficially owned by Parent, Purchaser or any other subsidiary of Parent, equals at least a majority of the voting power of the Shares outstanding at the Expiration Time. Each condition to the Offer was satisfied or waived, and, on January 2, 2025 (the “Offer Acceptance Time”), Purchaser irrevocably accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

Following the Offer Acceptance Time and the consummation of the Offer, each condition to the Merger (as defined below) set forth in the Merger Agreement was satisfied or waived, and on January 3, 2025, Purchaser merged with and into the Company (the “Merger” and, together with the Offer and the other transactions contemplated by the Merger Agreement, the “Transactions”) pursuant to Section 92A.133 of the Nevada Revised Statues (the “NRS”) and Section 252 of the General Corporation Law of the State of Delaware (the “DGCL”), without a meeting or vote of the Company’s stockholders, with the Company continuing as the surviving corporation. At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share, other than any Shares owned by Parent, Purchaser or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned subsidiaries (the “Cancelled Shares”), was converted into the right to receive, in cash, an amount equal to the Offer Price (the “Merger Consideration”) in cash, without interest, and subject to any required withholding tax.

At the Effective Time, each award of restricted stock units relating to a Share (“Company RSU”) that was outstanding under the Company’s 2014 Equity Incentive Plan or 2023 Equity Incentive Plan as of immediately prior to the Effective Time, whether or not then vested, fully vested and was canceled and converted into the right to receive, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of: (a) the aggregate number of Shares of restricted stock, assuming that for Company RSUs with vesting requirements subject to performance goals, such performance goals have been met at the maximum level of performance, and (b) the Merger Consideration, less any taxes required to be withheld.

The aggregate consideration paid by Parent and Purchaser to acquire the Shares in the Offer and the Merger was approximately $118 million.

The foregoing description of the Merger Agreement and the Transactions is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 29, 2024, and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On January 3, 2025, in connection with the consummation of the Transactions, the Company notified the Nasdaq Stock Market LLC (“NASDAQ”) of the consummation of the Merger and requested that NASDAQ suspend trading of the Shares and file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist the Shares and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). NASDAQ halted trading of the Shares prior to the open of trading on the morning of January 3, 2025. The Company also intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 1.02, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

In connection with the completion of the Merger, at the Effective Time, holders of Shares and Company RSUs ceased to have any rights in connection with their holding of such securities (other than their right to receive the Merger consideration described in Item 2.01 above).

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Offer, a change in control of the Company occurred. At the Effective Time, the Company became a wholly owned subsidiary of Parent.

Parent provided Purchaser with the funds necessary to complete the Transactions in accordance with the Merger Agreement from borrowings under its revolving credit facility.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In connection with the consummation of the Transactions, Brenton W. Hatch, Colleen Larkin Bell, Ryan W. Oviatt, Daren J. Shaw and Ronald R. Spoehel, being all of the directors of the Company, immediately prior to the Effective Time, resigned from the board of directors and ceased to be directors of the Company as of the Effective Time. These resignations were solely in connection with the Merger and not a result of any disagreement regarding the Company’s operations, policies or practices.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s articles of incorporation and bylaws were each amended and restated in their entirety. Copies of the amended and restated articles of incorporation and amended and restated bylaws are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits. The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of October 28, 2024, by and among the Company, Parent, and Purchaser (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 29, 2024)
3.1	Amended and Restated Articles of Incorporation of Profire Energy, Inc.
3.2	Amended and Restated By-Laws of Profire Energy, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain exhibits and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a copy of the omitted exhibits and schedules to the SEC on a supplemental basis upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.

January 3, 2025	By: /s/ Ryan W. Oviatt
Name: Ryan W. Oviatt
Title: Co-Chief Executive Officer & President

By: /s/ Cameron M. Tidball
Name: Cameron M. Tidball
Title: Co-Chief Executive Officer & President